UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

GT Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer Identification No.)

9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchangeon which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01
Entry into a Material Definitive Agreement

Extension of Alto B Settlement Note

Effective January 31, 2021, the Company entered into an Amendment to Convertible Note (the “Alto B Amendment”) with Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (“Alto B”) with respect to that certain Convertible Note Due January 31, 2021 (the “Alto B Note”), in the original principal amount of $500,000. The Alto B Amendment extends the maturity date of the Alto B Note from January 31, 2021 to February 15, 2021. All other terms and conditions of the Alto B Note remain unchanged and in full force and effect.

The foregoing description of the Alto B Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Alto B Amendment attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 1.01.

December 2020 / January 2021 Financing

In December 2020 and January 2021, we entered into a securities purchase agreement with sixty-five purchasers pursuant to which we issued convertible debentures in an aggregate principal amount of $8,985,000 (the “December 2020 / January 2021 Notes”).

The December 2020 / January 2021 Notes are convertible at any time, at the holder’s option, into shares of our common stock at an initial conversion price of $0.20 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion rate then in effect. The December 2020 / January 2021 Notes will be subject to mandatory conversion in the event of the completion of a future financing in the amount of at least $15 million at a conversion price equal to the lesser of (i) the conversion price in effect for the December 2020 / January 2021 Notes on the date of completion of such financing or (ii) 75% of the lowest per share price at which common stock may be issued in connection with any conversion rights associated with the financing, in each case, subject to the beneficial ownership limitations described above.

The December 2020 / January 2021 Notes each have a term of six months and mature in June or July, 2021, as applicable, unless earlier converted or repurchased. The December 2020 / January 2021 Notes accrue interest at a rate of 10% per annum, subject to increase to 18% per annum upon and during the occurrence of an event of default. Interest is payable in cash or, at the holder’s option, in shares of common stock based on the conversion price then in effect. We may not prepay the December 2020 / January 2021 Notes without the prior written consent of the applicable holder.

The foregoing description of the December 2020 / January 2021 Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Form of Securities Purchase Agreement and Form of December 2020 / January 2021 Note attached to this Current Report on Form 8-K as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated by reference into this Item 1.01.

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01
Financial Statements and Exhibits

(d)
Exhibits

10.1	Amendment to Convertible Note, effective as of January 31, 2021, by and between GT Biopharma, Inc. and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B.
10.2	Form of Securities Purchase Agreement
10.3	Form of December 2020 / January 2021 Note

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: February 8, 2021	By:	/s/ Michael Handelman
Michael Handelman
Chief Financial Officer